4.6(a)_______________________________________________________________________

                             TRUST INDENTURE


             Relating to United States Government Guaranteed
                      Shipyard Financing Obligations


                                 Between


                        AVONDALE INDUSTRIES, INC.

                                           Shipyard Owner


                                   AND


                              CHEMICAL BANK

                                           Indenture Trustee



                       Dated as of February 9, 1995


_______________________________________________________________________________

                                   TRUST INDENTURE

                                       between

                              AVONDALE INDUSTRIES, INC.

                                                  Shipyard Owner

                                         And

                                    CHEMICAL BANK

                                                  Indenture Trustee

                             Dated as of February 9, 1995




             TABLE OF CONTENTS TO SPECIAL PROVISIONS OF THE INDENTURE [1]

                                                                       Page

          Parties.........................................................1
          Recitals........................................................1

                                    ARTICLE FIRST

          Incorporation of General Provisions.............................2

                                    ARTICLE SECOND

          The Bonds.......................................................2

                                    ARTICLE THIRD

          Certain Redemptions.............................................3

          (a)  Mandatory Sinking Fund Redemptions.........................3
          (b)  Optional Sinking Fund Redemptions..........................4
          (c)  Optional Redemptions of Bonds at Premium...................4

                                    ARTICLE FOURTH

          Definitions.....................................................4

                                    ARTICLE FIFTH

          Additions, Deletions and Amendments to Exhibit 1................5

          (a)  Concerning Section 2.04....................................5
          (b)  Concerning Section 2.12....................................5
          (c)  Concerning Payment of the Bonds............................5
          (d)  Concerning Section 3.04....................................6
          (e)  Concerning Selection of Bonds to be Redeemed...............6
          (f)  Concerning References to 3.09(b)...........................6
          (g)  Concerning Home Office Payment.............................6
          (h)  Concerning Section 6.09....................................6

          (i)  Concerning Section 7.02....................................6
          (j)  Concerning Section 10.01...................................6
          (k)  Concerning Notices.........................................7
          (l)  Concerning the Special Provisions .........................7
          (m)  Concerning Applicable Law..................................7
          (n)  Execution of Counterparts..................................7

          Signatures......................................................8

          Acknowledgements.........................................9 and 10


                             EXHIBITS TO TRUST INDENTURE

          SCHEDULE A     Schedule of Definitions to Trust Indenture

          EXHIBIT 1      General Provisions of the Indenture
                           Incorporated by Reference

          EXHIBIT 2      Forms of Bond, Guarantee and Trustee's
                           Authentication Certificate

          EXHIBIT 3      Authorization Agreement

          EXHIBIT 4      Form of Secretary Supplemental Indenture

          **FOOTNOTES**

          [1]:   This  Table of Contents is not a part of the Indenture and has no bearing upon the interpretation of any of its terms and provisions.



                                   TRUST INDENTURE


                                  Special Provisions



               THIS TRUST INDENTURE, dated as of February 9, 1995 (said Trust Indenture, as the same may be amended, modified or supplemented from time to time as permitted hereunder, herein called the "Indenture"), between (i) AVONDALE INDUSTRIES, INC., a Louisiana corporation (herein called the "Shipyard Owner"), and
          (ii) Chemical Bank, a New York corporation (said Bank, and any successor or assign hereunder, herein called the "Indenture Trustee").

          Recitals:

               A. The Shipyard Owner is or will be the sole owner of the shipyard advanced technology and modernization project identified in Exhibit A to the Commitment To Guarantee Obligations (the "Shipyard Project");

               B. To aid in financing the construction of the Shipyard Project, the Shipyard Owner will borrow an aggregate principal amount approximately equal to, but in no event in excess of, 87.5% of the Actual Cost of the Shipyard Project as of the Closing Date;

               C. As one means of such financing of the construction of the Shipyard Project, the Shipyard Owner has entered into a bond purchase agreement (the "Bond Purchase Agreement") with the purchasers named therein, providing for the sale and delivery, on the Closing Date, of not in excess of $17,780,000 aggregate principal amount of bonds designated, "United States Government Guaranteed Shipyard Financing Bonds, 2010 Series" (the "Obligations" or the "Bonds") having the maturity date and interest rate set forth therein;

               D.   It  is  intended  that  pursuant  to  the  terms of the
          Authorization Agreement, Contract MA-12950, the Secretary, on behalf of the United States, will authorize the Indenture Trustee, under the terms of Title XI of the Act, to cause the Guarantees, bearing the facsimile signature of the Secretary and the facsimile seal of the United States Department of Transportation, to be imprinted on the Obligations issued, and to authenticate and deliver said Obligations on the Closing Date; and

               E. Pursuant to Section 1112(b) of the Act, the Secretary has determined that the interest to be borne by the Obligations (exclusive of charges for the guarantee fee and service charges, if any) at the rate specified in the Obligations is reasonable.


               NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, of the purchase of the Obligations by the Holders thereof, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of all the present and future Holders of the Obligations, the parties hereto agree as follows:


                                    ARTICLE FIRST


                         Incorporation of General Provisions

               This Indenture shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit

          1, made a part of this Indenture and incorporated herein by reference.


                                    ARTICLE SECOND


                                      The Bonds

               (a) Pursuant to the terms hereof, on the date of this Indenture, the Shipyard Owner shall issue those certain bonds, which shall be designated "United States Government Guaranteed Shipyard Financing Bonds, 2010 Series"; and the aggregate principal amount of Bonds which may be issued under this Indenture shall not exceed $17,780,000 except as provided in Sections 2.09, 2.10, 2.12 and 3.10(b) of Exhibit 1 hereto.

               (b) The Obligations, the Guarantees thereof, and the Indenture Trustee's authentication certificate to be endorsed thereon shall be substantially in the forms set forth in Exhibit 2 hereto.

               (c) The Bonds shall be in the denominations of $250,000 or any whole multiple of $1,000 in excess of $250,000; provided, however, that in the event the principal amount of the Bonds of any holder thereof is reduced below $250,000 as a result of a redemption payment or repurchase by the Shipyard Owner, then Bonds may be issued in such lesser amount.

               (d) The Shipyard Owner shall at all times cause to be maintained in Avondale, Louisiana an office or agency for the
          purposes  specified  in  Section  5.03  of  Exhibit  1  to   this
          Indenture.

               (e) The Indenture Trustee shall at all times have its Corporate Trust Office in the City of New York, State of New York.
          BUS\21645.4
                                    ARTICLE THIRD


                                 Certain Redemptions

               (a) Mandatory Sinking Fund Redemptions. The Bonds are subject to redemption at a redemption price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable sinking fund Redemption Date, through the operation of a mandatory sinking fund providing for the semi-annual redemption on March 31 and September 30 of each year, commencing March 31, 1996, at 100% of the principal amount thereof plus interest accrued thereon to the date of redemption, of $593,000 principal amount of Bonds (or such lesser principal amount of Bonds as shall then be outstanding), plus accrued interest. Notwithstanding the foregoing provisions of this subsection (a), if the principal amount of Outstanding Bonds shall be reduced by reason of any redemption pursuant to Sections

          3.04 or 3.05 of Exhibit 1 to this Indenture, the principal amount of Bonds to be redeemed pursuant to this subsection (a) on each subsequent mandatory sinking fund Redemption Date for such Bonds shall be reduced by an amount equal to the principal amount of such Bonds retired by reason of such redemption pursuant to Sections 3.04 or 3.05 of Exhibit 1 hereto divided by the number of mandatory sinking fund Redemption Dates (including the Stated Maturity of such Bonds) scheduled thereafter (subject to such increase as shall be necessary so that the total principal amount of Bonds to be redeemed on any such sinking fund redemption date shall be an integral multiple of $1,000); provided, however, that the entire unpaid principal amount of the Outstanding Bonds shall be paid not later than September 30, 2010. The Shipyard Owner shall, in accordance with Section 3.02(d) of Exhibit 1 hereto, promptly after each redemption pursuant to said Section 3.04, furnish to the Secretary, the Indenture Trustee and each Holder of an Obligation a revised table of sinking fund payments reflecting the reductions made pursuant to this subsection (a) as a result of such redemption.

                    In lieu of making all or any part of any such mandatory
          sinking fund redemption of Bonds, the Shipyard Owner may, at its option, receive credit for Bonds not previously so credited or applied to reduce the principal amount of Bonds Outstanding, (i) redeemed by the Shipyard Owner pursuant to the optional redemption provision provided for in subsection (b) of this Article, (ii) redeemed by the Shipyard Owner pursuant to the optional redemption provision provided for in subsection (c) of this Article, or (iii) purchased or acquired by the Shipyard Owner (otherwise than by redemption) and delivered to the Indenture Trustee for cancellation pursuant to Section 2.13 of
          Exhibit 1 hereto. The Bonds so credited or applied shall be credited or applied, as the case may be, by the Indenture
          Trustee, at 100% of the principal amount thereof. If the Shipyard Owner shall elect to receive credit or application as aforesaid in lieu of making all or part of any mandatory sinking fund redemption, it shall deliver to the Indenture Trustee, at least 40 days but not more than 60 days prior to the due date for such mandatory sinking fund redemption, a Request (i) specifying the principal amount of Bonds so optionally redeemed or otherwise acquired and so to be credited or applied, as the case may be, and (ii) stating that no such Bonds have theretofore been made the basis of any such credit or application as aforesaid and that none of such Obligations are subject to the terms of any agreement or contract between the Secretary, the Shipyard Owner and/or any other person restricting the Shipyard Owner's right to apply any such Obligations as a credit pursuant to the terms of this subsection (a), together with the Bonds (uncancelled) for which such credit or application is so requested (unless such Bonds shall theretofore have been delivered to the Indenture Trustee).

               (b)  Optional Sinking Fund Redemptions.  At its  option, the
          Shipyard   Owner   may  redeem  on  any  mandatory  sinking  fund
          Redemption Date, at a redemption price equal to 100% of the principal amount thereof, plus the Make-Whole Amount determined for the mandatory sinking fund Redemption Date with respect to the additional principal amount to be redeemed, together with interest accrued thereon to such date, an additional principal amount of Bonds up to the principal amount of Bonds required to be redeemed under the first paragraph of subsection (a) of this Article on such date and before any credit pursuant to the last paragraph of subsection (a) of this Article. The right to make any such optional sinking fund redemption shall not be cumulative. If the Shipyard Owner shall elect to make any such optional sinking fund redemption, the Shipyard Owner shall, at least 40 days but not more than 60 days prior to such mandatory sinking fund Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipyard Owner intends to exercise its right as set forth in this subsection (b) to make such optional sinking fund redemption and specifying the additional principal amount of Bonds which the Shipyard Owner intends to redeem on such mandatory sinking fund Redemption Date. The Request shall be accompanied by an Officer's Certificate as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such Request were the date of the redemption), setting forth the details of such computation. The Indenture Trustee shall deliver such Officer's Certificate to each Holder along with the notice of redemption required by
          Section 3.08 of the general provisions of the Indenture. Two Business Days prior to such redemption, the Shipyard Owner shall deliver to the Indenture Trustee and each Holder an Officer's Certificate specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.


               (c) Optional Redemptions of Bonds at Premium. At its option, the Shipyard Owner may redeem the Bonds, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount thereof, plus the Make-Whole Amount determined for the Redemption Date with respect to the principal amount to be redeemed, together with interest accrued thereon to the date fixed for redemption. If the Shipyard Owner shall elect to make any such optional redemption, the Shipyard Owner shall, at least 40 days but not more than 60 days prior to the date fixed for redemption, deliver to the Indenture Trustee a Request stating that the Shipyard Owner intends to exercise its rights as above set forth to make such optional redemption and specifying the Redemption Date, and the principal amount of Bonds which the Shipyard Owner intends to redeem on such date. The Request shall be accompanied by an Officer's
          Certificate as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such Request were the date of the redemption), setting forth the details of such computation. The Indenture Trustee shall deliver such Officer's Certificate to each Holder along with the notice of redemption required by Section 3.08 of the general provisions of the Indenture. Two Business Days prior to such redemption, the Shipyard Owner shall deliver to the Indenture Trustee and each Holder an Officer's Certificate specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.

                                    ARTICLE FOURTH


                                     Definitions

               For  all  purposes   of  this  Indenture,  unless  otherwise
          expressly provided or unless the context otherwise requires:

                         (1) All references herein to Articles, Sections or other subdivisions, unless otherwise specified, refer to the corresponding Articles, Sections and other subdivisions of this Indenture;

                         (2)  The   terms  "hereof,"  "herein,"   "hereby,"
                    "hereto," "hereunder" and "herewith" refer to this Indenture;

                         (3) The terms used herein and defined in Schedule A to this Indenture shall have the respective meanings stated in said Schedule.


                                    ARTICLE FIFTH


                   Additions, Deletions and Amendments to Exhibit 1

               The following additions, deletions and amendments are hereby made to Exhibit 1 to this Indenture.

               (a) Concerning Section 2.04. The Shipyard Owner and the Indenture Trustee shall not enter into any Supplemental Indenture, and the Indenture Trustee shall not enter into any supplement to the Authorization Agreement, pursuant to Section
          2.04 of Exhibit 1 to this Indenture, except to provide for the issuance of additional Obligations of any series and Stated Maturity theretofore issued or of one or more additional series for the purpose of aiding in financing or refinancing of the Shipyard Project or to refund Obligations issued for such purpose.

               (b) Concerning Section 2.12. With respect to clause (1) of the proviso to Section 2.12 of Exhibit 1 to the Indenture, a written agreement of indemnity which is satisfactory in form and substance to the Secretary, the Shipyard Owner and the Indenture Trustee executed and delivered by an institutional Holder having a capital and surplus of at least $100,000,000 shall be considered sufficient indemnity to the Secretary, the Shipyard Owner and the Indenture Trustee in connection with the execution, authentication and delivery of any new Obligation or the making of any payment as contemplated by said Section 2.12.

               (c) Concerning Payment of the Bonds. Notwithstanding anything to the contrary in Exhibit 1 hereto, the Bonds to be issued hereunder shall be payable (other than in the case of a redemption in whole of any of the Bonds or upon the maturity of any of the Bonds) as to principal, premium, if any, and interest by check mailed by the Corporate Trust Office to the addresses of the Obligees as such addresses shall appear in the Obligation Register, subject in any event to the provisions hereof concerning home office payment. Upon redemption in whole of any of the Bonds or upon maturity of any of the Bonds, the principal, premium, if any, and interest due thereon shall be paid by check to the addresses of the Obligees as such addresses shall appear in the Obligation Register, subject to the provisions hereof concerning home office payment, only upon surrender of any such Bond, by mail or other means, to the Indenture Trustee at the office of the Indenture Trustee set forth herein. The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed by such Corporate Trust Office to the addresses of the Obligees as provided above, if payment is to be made by check or, if payment is to be made by wire transfer or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited or, if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date payment was due. The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.

               (d)  Concerning Section 3.04.  In the ninth line  of Section
          3.04 of Exhibit 1 to this Indenture, delete the words "45 days" and substitute in lieu thereof, the words "at least 30 but not more than 60 days".

               (e) Concerning Section 3.05. Paragraph (c) of Section 3.05 of Exhibit 1 to this Indenture is deleted and the following substituted thereof:

                    (c) the Shipyard Project is not substantially complete by March 31, 1996,

               (f) Concerning Selection of Bonds to be Redeemed. Notwithstanding the provisions of Section 3.07(b) of Exhibit 1 to this Indenture, (i) if less than all the Bonds are to be optionally redeemed under any of the provisions contained or referred to in Article Third hereof or Article III of said
          Exhibit 1, the Indenture Trustee shall select for redemption Bonds of the Stated Maturity or Stated Maturities and (ii) if less than all the Bonds of a particular Stated Maturity are to be redeemed under any provisions contained or referred to in Article Third hereof or Article III of Exhibit 1 to this Indenture, the Indenture Trustee shall select the particular Bonds and/or portions ($1,000 or any integral multiple thereof) of Bonds to be redeemed on the Redemption Date by allocating the principal amount to be redeemed among the Holders of Bonds of such Stated Maturity in proportion to the respective principal amount of Bonds of such Stated Maturity registered in their respective names.

               (g)  Concerning References to Section  3.09(b).   All cross-
          references to Section 3.09(b) made in Exhibit 1 hereto shall be deemed to refer to Section 3.10(b) of Exhibit 1 hereto.

               (h) Concerning Home Office Payment. Notwithstanding any terms of this Indenture or the Obligations to the contrary, the Shipyard Owner may enter into an agreement with any Holder of an Obligation providing for payment to such Holder by certified or official bank check or at the request by such Holder, by credit to an account maintained by the Holder with the Indenture Trustee or by wire transfer of the principal of and the premium, if any, and interest on such Obligation or any part thereof at a place other than the place or places specified in such Obligation as the place for such payment, and for the making of notation, if any, of such payment on such Obligation by such Holder or by an agent of the Shipyard Owner or of the Indenture Trustee without presentation of such Obligation. The Shipyard Owner will furnish to the Indenture Trustee a copy of each such agreement within 10 days prior to any payment date.

               The Indenture Trustee hereby consents to such agreement contained in Section 7.0 of the Bond Purchase Agreement dated as of February 2, 1995, between the Shipyard Owner and the Purchasers named in Schedule 1 thereto and hereby acknowledges receipt of a copy thereof.

               (i)  Concerning Section 6.09.  In the fifth line  of Section
          6.09 of Exhibit 1 to this Indenture, after the word "parties", and before the comma, add the following phrase "(including the expiration of all notice and cure periods provided for thereunder)".

               (j)  Concerning  Section  7.02.   The amount "$3,000,000" in
          Section 7.02 of Exhibit 1 hereto is hereby deleted and there is substituted therefor the amount "$25,000,000."

               (k)  Concerning  Section  10.01.   Paragraph (b) of  Section
          10.01 of Exhibit 1 to this Indenture is deleted and the following substituted in lieu thereof:

                    "(b) to evidence the succession  pursuant  to
                    Article VIII of another corporation or entity to the Shipyard Owner or any assumption of all or a part of the obligations the Shipyard Owner hereunder;"

               (l)  Concerning Notices.   (1)  Subject to the provisions of
          Section 13.01 of Exhibit 1 to this Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary shall be deemed to have been sufficiently given or made when addressed to:

          The Indenture Trustee as:     CHEMICAL BANK
                                        450 West 33rd Street, 15th Floor
                                        New York, New York 10001

                                        Attention: Corporate Trust Department





          The Shipyard Owner as:        [Mail]

                                        AVONDALE INDUSTRIES, INC.
                                        P. O. Box 50280
                                        New Orleans, Louisiana 70150

                                        Attention:Thomas M. Kitchen, Vice
                                                   President, Chief Financial
                                                   Officer and Secretary


                                        [Courier]

                                        AVONDALE INDUSTRIES, INC.
                                        5100 River Road
                                        Avondale, Louisiana 70094

                                        Attention:Thomas M. Kitchen, Vice
                                                   President, Chief Financial
                                                   Officer and Secretary


          The Secretary as:             SECRETARY OF TRANSPORTATION
                                        c/o Maritime Administrator
                                        Department of Transportation
                                        400 Seventh Street, SW
                                        Washington, D.C. 20590


                    (2) The phrase "in the manner provided in Section 6.04(c)" is hereby deleted wherever such phrase appears in Sections 7.02(b) and 10.04, and substituted in lieu thereof is the phrase "by first class mail, postage prepaid".

               (m) Concerning the Special Provisions. In the event of any conflict in, or inconsistency between the Special Provisions of this Trust Indenture and Exhibit 1 hereto, said Special Provisions shall control.

               (n)  Concerning Applicable  Law.   This  Indenture  and each
          Obligation shall be governed by the laws of the State of New York and, to the extent applicable, the laws of the United States.

               (o) Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, this Trust Indenture has been duly executed by the parties hereto as of the day and year first above written.


                                             AVONDALE INDUSTRIES, INC.
                                                          Shipyard Owner


          (SEAL)
                                                 BY /s/ Thomas M. Kitchen
                                                    ---------------------
                                                   Thomas  M. Kitchen, Vice
                                                    President, Chief Financial
                                                    Officer and Secretary

          Attest:


          /s/ Bruce L. Hicks
          ------------------
          Bruce L. Hicks, Assistant Secretary




                                             CHEMICAL BANK
                                                        Indenture Trustee


                                                 BY /s/Gregory McFarlane
                                                    --------------------
                                                  Gregory K. McFarlane,
                                                       Vice President

          Attest:


          (Signature Unreadable)

          DISTRICT OF COLUMBIA

          CITY OF WASHINGTON



               On this 9th day of February, 1995, before me personally appeared Thomas M. Kitchen, to me known, who being by me duly sworn, did depose and say that he resides at 6627 Canal Boulevard, Louisiana 70124; that he is Vice President, Chief Financial Officer and Secretary of AVONDALE INDUSTRIES, INC.; that he knows the seal affixed to said instrument is such corporation's seal; that the seal affixed to said instrument is such corporation's seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

               In testimony whereof, I have hereunto set my hand and seal this 9th day of February, 1995.


          /s/ Linda E. Waltz
          ------------------
              Linda E. Waltz
              NOTARY PUBLIC

          (Notarial Stamp and Seal)  My Commission Expires April 30, 1999

          STATE OF NEW YORK

          COUNTY OF NEW YORK



                    Be it known, that on this 9th day of February, 1995, personally appeared before me Gregory K. McFarlane who after being duly sworn, deposed and said that he is a Trust Officer of Chemical Bank, the banking association which is described in and executed the within instrument, and that he signed the within instrument by order of the Board of Directors of the said banking association and acknowledged the within instrument to be the free act and deed of the said banking association.

               In testimony whereof, I have hereunto set my hand and seal this 9th day of February, 1995.


                                      /s/ Annabelle DeLuca
                                          ----------------
                                          Annabelle DeLuca
                                             NOTARY PUBLIC

          (Notarial Stamp and Seal) Commission Expires July 15, 1995

 4.6(b)
_______________________________________________________________________________

                                                      Contract No. MA-12953






                        TITLE XI RESERVE FUND AND
                           FINANCIAL AGREEMENT





                                 Between



                        AVONDALE INDUSTRIES, INC.


                                   and


                       THE UNITED STATES OF AMERICA








                             Dated as of February 9, 1995


_______________________________________________________________________________

                                TITLE XI RESERVE FUND
                               AND FINANCIAL AGREEMENT


                                 TABLE OF CONTENTS TO
                                  SPECIAL PROVISIONS


                                                                       Page

          Recitals........................................................1

          Granting Clause.................................................2

                                    ARTICLE FIRST

          Definitions.....................................................2

                                    ARTICLE SECOND

          Incorporation of General Provisions.............................3

                                    ARTICLE THIRD

          Additions, Deletions and Amendments to Exhibit..................3

               (a)  Concerning Section 1 of Exhibit 1.....................3
               (b)  Concerning Section 2 of Exhibit 1.....................3
               (c)  Concerning Section 8 of Exhibit 1.....................3
               (d)  Concerning Section 13 of Exhibit 1....................4

                                    ARTICLE FOURTH

          Shipyard Project Application....................................7

                                    ARTICLE FIFTH

          Counterparts....................................................8

                                    ARTICLE SIXTH

          Conflict........................................................8

                                   ARTICLE SEVENTH

          Concerning Regulations..........................................8


          Signatures......................................................9

          Exhibit 1      General Provisions Incorporated into the
                         Title  XI  Reserve  Fund  and  Financial
                         Agreement by Reference.

               Attachment AAttachment A to Exhibit 1 to Title  XI
                         Reserve Fund and Financial Agreement.


          Contract No.
          MA-12953


                          TITLE XI RESERVE FUND
                         AND FINANCIAL AGREEMENT





               THIS TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT  dated as of February 9, 1995 between AVONDALE INDUSTRIES, INC., a Louisiana corporation (the "Company") and THE UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended.

                                   R E C I T A L S:


               A. The Company has authorized the issuance of and on this date intends to issue bonds designated "United States Government Guaranteed Shipyard Financing Bonds, 2010 Series" in an aggregate principal amount not to exceed $17,780,000 (individually, an "Obligation", and collectively, the "Obligations") to finance the cost of the acquisition, installation and development of advanced and modern shipyard technology (the "Shipyard Project").

               B. Under the provisions of an Authorization Agreement (the "Authorization Agreement"), Contract No. MA-12950, to be entered into as of the date hereof between the Secretary and the Indenture Trustee, the Secretary intends to authorize a guarantee to be endorsed upon each of the Obligations, pursuant to which the Secretary has guaranteed the payment in full of all of the unpaid interest to the date of payment on, and all of the unpaid principal balance of each Obligation (individually, a "Guarantee" and collectively, the "Guarantees").

               C. As part of the Guarantee transaction, and as security to the United States for the payment to the United States of the principal of and the interest due or to become due on the promissory note, dated the date hereof, to be executed and delivered by the Company to the Secretary with respect to the Obligations (the "Secretary's Note"), in accordance with the terms thereof, the Company has agreed to make and enter into a Security Agreement, dated as of the date hereof, between the Company and the Secretary (the "Security Agreement"), and the Title XI Reserve Fund and Financial Agreement.

               D. As of the date hereof, the Company has executed and delivered a mortgage (the "Mortgage") on the Shipyard Project in favor of the Secretary.

               E. The Company, the Secretary and Chemical Bank, a national banking association ("Depository-Bailee" or the "Depository") are entering into the Depository Agreement, Contract No. MA-12954, dated as of the date hereof, providing, among other things, for the creation of the Title XI Reserve Fund.

                    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   GRANTING CLAUSE

               The Company hereby sells, grants, conveys, mortgages, assigns, transfers, pledges, confirms and sets over unto the Secretary a continuing security interest in all of its right, title and interest in and to (a) the Title XI Reserve Fund, and
          (b) all sums, instruments, money, negotiable documents, chattel paper and proceeds thereof currently on deposit, or hereafter deposited in the Title XI Reserve Fund, all of which foregoing collateral shall be held by the Depository-Bailee as bailee in accounts in the name of "Avondale Industries, Inc., entirely as collateral for the United States of America, as represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary") and held by the Depository-Bailee solely and exclusively as bailee for the Secretary."

                                    ARTICLE FIRST

                                     DEFINITIONS

               For all purposes of this Title XI Reserve Fund and Financial Agreement, unless otherwise expressly provided or unless the context otherwise requires:

               (1) All references to Sections or other subdivisions, unless otherwise specified, refer to the corresponding Sections and other subdivisions of the Title XI Reserve Fund and Financial Agreement;

               (2) The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Title XI Reserve Fund and Financial Agreement;

               (3) The capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in Schedule X to the Security Agreement; and

               (4) Capitalized terms used herein which are defined in the General Provisions attached hereto as Exhibit 1 shall have the respective meanings stated in said General Provisions unless otherwise defined pursuant to subparagraph 3 of this Article First.

                                    ARTICLE SECOND

                         INCORPORATION OF GENERAL PROVISIONS

               This Title XI Reserve Fund and Financial Agreement shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1, made a part of the Title XI Reserve Fund and Financial Agreement and incorporated herein by reference. Where a provision of the General Provisions has been modified or superseded by a provision of the Special Provisions, all references in the General Provisions to the modified or superseded sections shall be deemed to refer to such sections as so modified or superseded.

                                    ARTICLE THIRD

                   ADDITIONS, DELETIONS AND AMENDMENTS TO EXHIBIT 1

               The following additions, deletions and amendments are hereby made to Exhibit 1 hereto:

               (a)  Concerning Section 1 of Exhibit 1:

               (1)  Concerning  Subsection  1(d).   Subsection 1(d) of
               Exhibit  1  hereto  is  amended  by  adding  after  the word
               "entity,"   the   phrase,  "except  for  guarantees  of  the
               obligations of American Heavy Lift Shipping Company,".

               (b)  Concerning Section 2 of Exhibit 1:

                    (1)  Concerning  Subsection  2(a).   Subsection 2(a) of
               Exhibit 1 hereto is amended by adding the following sentence at the end of thereof:

                              "Wherever reference is made in this
                         Exhibit  1  to Title XI Reserve Fund and
                         Financial  Agreement  to  the  Title  XI
                         Reserve Fund  special  joint  depository
                         account, such reference shall be changed
                         to a separate depository account held by
                         the  Title  XI Reserve Fund  Depository-
                         Bailee,  as  bailee,   in  the  name  of
                         "Avondale Industries, Inc., entirely as collateral for the United States of America, represented by the Secretary of Transportation acting by and through the Maritime Administrator (the "Secretary") and held by the Depository-Bailee solely and exclusively for the Secretary."

               (c)  Concerning  Section  8  of  Exhibit 1.   Section  8  of
          Exhibit 1 is hereby amended by adding the following paragraph thereto:

                         "All   amounts  held  by  the  Title  XI
                         Reserve  Fund  Depository,  at  whatever
                         time, pursuant to the provisions  of the
                         Depository   Agreement,  whether  money,
                         instruments,    negotiable    documents,
                         chattel  paper,  proceeds   thereof,  or
                         otherwise, shall constitute and be held by said Depository-Bailee (as bailee) solely and exclusively as bailee for the Secretary as security for the payment and performance of any and all of the Company's Secretary's Notes."

               (d)  Concerning Section 13 of Exhibit 1:

                    (1) Concerning Subsection 13(a). Pursuant to Subsection 13(a), the Company hereby certifies that it meets the conditions to make the election contemplated by Section 2(b)(2)(B) of Exhibit 1 hereto and elects to be governed by Subsections 13(b) and (c) of Exhibit 1 hereto, as amended herein, and the Secretary consents hereby to such election. From the date hereof, the covenants set forth in Section 12 of Exhibit 1 hereto shall not apply to the Company and shall have no applicability to the Company under any circumstances whatsoever.

                    (2) Concerning Subsection 13(b). The covenants in Subsection 13(b) will not apply if the transaction or event contemplated by the covenant occurs within the Company's consolidated group.

                    (3) Concerning Subsection 13(b)(8). The provisions of Subsection 13(b)(8) are hereby amended so as to add the phrase, "except for leases with respect to equipment leased or rented in the normal course of business," after the parenthetical phrase "(having a term of six months or more)" and provide that the aggregate annual payments of charter hire and rent for which the Company may become liable (directly or indirectly) under charters and leases (having a term of six months or more), except for leases with respect to equipment leased or rented in the normal course of business, shall not exceed $4,000,000.

                    (4)  Concerning  Subsection   13  (b)(11).   Subsection
               13(b)(11) of Exhibit 1 hereto is amended by deleting the words "or have" appearing at the beginning thereof.

                    (5) Concerning Subsection 13(b)(12). Subsection 13(b)(12) of Exhibit 1 hereto is amended by deleting the word "and" before the number "(ii)" and substituting a comma therefor, and, after the last word thereof, namely,
               "exists", adding a comma and the phrase "and (iii) loans, mortgages, liens, charges, security interests, encumbrances and indebtedness approved, consented to or permitted by the Secretary, and the refinancing or renewal thereof on terms and conditions substantially similar to those approved, consented to or permitted by the Secretary (with ten (10) days written notice to the Secretary prior to the closing of such refinancing or renewal), whether (xx) prior to, as of the date of, or after the applicability of this Subsection 13(b) to the Company or (yy) permitted under Subsection 13(c) hereof prior to the applicability of this Subsection 13(b) to the Company."

                    (6)  Concerning    Subsection   13(c)(1).    Subsection
               13(c)(1) of Exhibit 1 hereto is deleted in its entirety and the following is substituted therefor:

                         "(1) Make any distribution of earnings, except as may be permitted by (A), (B) or (C) below:

                              (A)  From  retained  earnings in an
                         amount  specified  in  subparagraph  (C)
                         below provided that in the  fiscal  year
                         in which the distribution of earnings is
                         made  there  is no operating loss to the
                         date   of   such   payment    of    such
                         distribution  of  earnings and (i) there
                         was no operating loss in the immediately
                         preceding three fiscal  years,  or  (ii)
                         there  was  a  one-year  operating  loss
                         during  the  immediately preceding three
                         fiscal years,  but (x) such loss was not
                         in  the  immediately   preceding  fiscal
                         year, and (y) there was positive net income for the three year period;

                              (B)  If  distributions  of earnings
                         may  not  be  made  under  (A) above,  a
                         distribution  can be made in  an  amount
                         equal to the total  operating net income
                         for  the  immediately  preceding   three
                         fiscal  year  period,  provided that (i)
                         there  were no two successive  years  of
                         operating  losses,  (ii)  in  the fiscal
                         year in which such distribution  is made
                         there  is no operating loss to the  date
                         of  such  distribution,  and  (iii)  the
                         distribution  or earnings made would not
                         exceed    an   amount    specified    in
                         subparagraph (C) below;

                              (C)  Distributions  of earnings may
                         be made from earnings of prior  years in
                         an  aggregate  amount  equal  to (i)  40
                         percent  of  the  Company's  total   net
                         income  after  tax for each of the prior
                         years, less any  distributions that were
                         made  in  such  years;   or   (ii)   the
                         aggregate  of  the  Company's  total net
                         income  after  tax for such prior  years
                         provided   that   after    making   such
                         distribution,  the Company's  Long  Term
                         Debt does not exceed  its Net Worth.  In
                         computing  net  income for  purposes  of
                         this  subparagraph   (C),  extraordinary
                         gains, such as gains from the sale of assets, shall be excluded;"

                    (7) Concerning Subsection 13(c)(2). The provisions of Subsection 13(c)(2) of Exhibit 1 hereto are hereby amended and restated in their entirety to read as follows:

                              (i)  Sell,  mortgage,  transfer  or
                              lease  the  Shipyard Project or any
                              assets (except  for  any  assets in
                              inventory   and/or   the   proceeds
                              thereof)   to   any   non-Affiliate
                              except  as permitted in  Subsection
                              13(c)(6)   below;   or  (ii)  sell,
                              mortgage,  transfer  or  lease  the
                              Shipyard  Project  or  any   assets
                              (except for any assets in inventory
                              and/or the proceeds thereof) to  an
                              Affiliate  unless  such transaction
                              is  (a) at a fair market  value  as
                              determined    by   an   independent
                              appraiser   acceptable    to    the
                              Secretary,  and,  (b)  a total cash
                              transaction  or, in the case  of  a
                              lease, the lease  payments are cash
                              payments;   and   (iii)   for   the
                              purposes of this  section, the term
                              "Affiliate" shall also  include any
                              officer, director or shareholder of
                              the Company."

                    (8) Concerning Subsection 13(c)(4). In Subsection 13(c)(4), insert "(i)" after the word "except" the last time such word appears; substitute a comma for the semicolon at the end of the clause; and add "(ii) for guarantees of the obligations of American Heavy Lift Shipping Company, (iii) for any wholly owned subsidiary in the Company's consolidated group, or (iv) as to work or the performance of work by the Company's subcontractors, suppliers or vendors with respect to the sale of products or services by the Company to third parties."

                    (9) Concerning Subsection 13(c)(5). At the end of Subsection 13(c)(5), add the phrase, "except if the primary business activity of the Company remains shipping and/or shipbuilding."

                    (10) Concerning Subsection 13(c)(6).  The provisions of
               Subsection 13(c)(6) of Exhibit 1 hereto are hereby amended and restated in their entirety to read as follows:

                         "Enter  into any merger or consolidation
                         or convey,  sell, lease, mortgage, grant
                         a  security  interest  in  or  otherwise
                         transfer or dispose  of  any substantial
                         portion  of  its properties  or  assets,
                         except  for  any   assets  in  inventory
                         and/or the proceeds  thereof,  provided,
                         however, the Company shall not be deemed
                         to    have   conveyed,   sold,   leased,
                         mortgaged,  granted  a security interest
                         in or otherwise transferred  or disposed
                         of   a   substantial   portion   of  its
                         properties or assets if (i) the Net Book
                         Value  (defined  as  the  original  book
                         value  of  an  asset  less  depreciation
                         calculated on a straight line basis over
                         its useful life) of the aggregate of all
                         of the assets (except for any  assets in
                         inventory  and/or  the proceeds thereof)
                         in which a security  interest  has  been
                         granted,  or  which  have been conveyed,
                         sold,  leased,  mortgaged  or  otherwise
                         transferred  or disposed  of  (and  with
                         respect  to  assets   subject   to   the
                         restrictions  of  this Subsection, which
                         assets  are  leased,   mortgaged,  or  a
                         security   interest   granted   therein,
                         excluding assets leased, mortgaged or so
                         encumbered  in  a  prior 12  consecutive
                         calendar month period  or  undertaken in
                         connection with a refinancing or renewal
                         of the indebtedness secured  thereby  on
                         terms   and   conditions   substantially
                         similar to those terms and conditions of
                         such prior financing, with ten (10) days
                         written notice to the Secretary prior to
                         the  closing  of  such  refinancing   or
                         renewal)   by  the  Company  during  any
                         period of 12 consecutive calendar months
                         does not exceed  10 percent of the total
                         Net Book Value of  all  of the Company's
                         assets   (except   for  any  assets   in
                         inventory and/or the  proceeds  thereof,
                         and,  further, the assets which are  the
                         basis for  the  calculation  of  the  10
                         percent  of the Net Book Value are those
                         assets,  except   for   any   assets  in
                         inventory  and/or  the proceeds thereof,
                         indicated  on  the most  recent  audited
                         annual financial  statement  required to
                         be  submitted  pursuant  to  Section  14
                         hereof  prior to the date of the  sale);
                         (ii) the Company retains the proceeds of
                         (x)  the  conveyance,  sale,  lease,  or
                         other transfer  or disposition of assets
                         (other   than   inventory   and/or   the
                         proceeds    thereof)    or    (y)    any
                         indebtedness  or  obligations secured by
                         the  mortgage, granting  of  a  security
                         interest in or other similar transfer or
                         disposition   of   assets   (other  than
                         inventory  and/or the proceeds  thereof)
                         for use in accordance with the Company's
                         regular business  activities,  including
                         without  limitation,  the  repayment  of
                         indebtedness of the Company,  and  (iii)
                         the sale is not otherwise prohibited  by
                         subsection        13(c)(2)        above.
                         Notwithstanding  any other provision  of
                         this  subsection 13(c)(6),  the  Company
                         shall not  consummate  such sale without
                         the   prior  written  consent   of   the
                         Secretary if the Company has not, prior to the time of such sale, submitted to the Secretary the financial statement referred to in (i) of this subsection, and any attempt to so consummate such sale absent such approval shall be null and void ab initio."


                                    ARTICLE FOURTH

                             SHIPYARD PROJECT APPLICATION

               This Title XI Reserve Fund and Financial Agreement shall apply to the Shipyard Project described in Attachment A to
          Exhibit 1 attached hereto. Any allocable financial requirements or other specific requirements relating to the Shipyard Project shall be so indicated in Attachment A. It is the intention of this Title XI Reserve Fund and Financial Agreement that it remain in effect so long as the Company owns the Shipyard Project with Title XI guaranteed obligations outstanding relating to such Shipyard Project.

                                    ARTICLE FIFTH


                                     COUNTERPARTS


               This Title XI Reserve Fund and Financial Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.


                                    ARTICLE SIXTH


                                       CONFLICT


               In the event of any conflict in or inconsistency between the Special Provisions of this Title XI Reserve Fund and Financial Agreement and Exhibit 1 hereto, said Special Provisions shall control.


                                   ARTICLE SEVENTH


                                CONCERNING REGULATIONS


               Pursuant to 46 C.F.R S298.43 in effect on the date hereof, the regulations set forth in 46 C.F.R. S298.1, et seq. (the "Regulations") in effect on the date hereof are fully applicable herein; provided, however, that to the extent the Secretary has authority to waive such Regulations, or any of them, and has waived them herein, they are hereby waived; and provided, further, that any amendment to said Regulations or any regulation or regulations hereafter promulgated or issued shall not be applicable herein. The Secretary has not used any of his authority under 46 C.F.R. S298.39 to exempt the Company from any requirement of the Regulations.

               IN WITNESS WHEREOF, this Title XI Reserve Fund and Financial Agreement has been executed by the parties hereto as of the day and year first above written.


                                        AVONDALE INDUSTRIES, INC.
          (SEAL)

                                        BY: /s/ Thomas M. Kitchen
                                            ---------------------
                                            Thomas M. Kitchen, Vice
                                             President, Chief Financial
                                             Officer and Secretary
          Attest:

          /s/ Bruce L. Hicks
          ------------------
          Bruce L. Hicks, Assistant Secretary


                                        UNITED STATES OF AMERICA
                                        By:  SECRETARY OF TRANSPORTATION
                                        By:  MARITIME ADMINISTRATOR


                                        By: /s/ Joel C. Richard
                                            -------------------
                                            Joel C. Richard


          Attest:

          /s/ Sarah J. Johnson
          --------------------
          Sarah J. Johnson
          Assistant Secretary
          Maritime Administration

4.6(c)


                                     EXHIBIT "B"

         S P E C I M E N  B O N D



          $_______________                                         No. ____

                   UNITED STATES GOVERNMENT GUARANTEED
                   SHIPYARD FINANCING BOND, 2010 SERIES

              8.16% Sinking Fund Bond Due September 30, 2010

                                Issued by

                        AVONDALE INDUSTRIES, INC.


               Principal and interest guaranteed under Title XI of the Merchant Marine Act, 1936, as amended.

               AVONDALE INDUSTRIES, INC., a Louisiana corporation (herein called the "Shipyard Owner"), FOR VALUE RECEIVED, promises to pay to ________________________ __________________ or registered assigns, the principal sum of ______________________ _________________________ AND NO/100 DOLLARS ($_____________.00)
          on September 30, 2010, and to pay interest, semiannually on March 31 and September 30 of each year, commencing March 31, 1995, on the unpaid principal amount of this Bond at the rate of 8.16% per annum (calculated on the basis of a 360-day year of twelve 30-day months) from the interest payment date referred to above next preceding the date of this Bond to which interest on the Bonds has been paid (unless the date hereof is the date to which interest on the Bonds has been paid, in which case from the date of this Bond), or, if no interest has been paid on the Bonds since the original issue date (as defined in the Indenture hereinafter mentioned) of this Bond, from such original issue date, until payment of said principal sum has been made or duly provided for, and at the same rate per annum on any overdue principal.

               The principal of and the interest on this Bond, as well as any premium hereon in case of certain redemptions hereof prior to maturity, are payable to the registered owner hereof at the Corporate Trust Office of the Indenture Trustee hereinafter referred to, Chemical Bank, 450 West 33rd Street, New York, New York 10001, or at the offices or agencies which may be maintained from time to time by the Shipyard Owner for such purpose in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein; provided, that principal, premium, if any, or interest may be paid at the option of the Shipyard Owner (other than in the case of a redemption in whole of this Bond or upon the maturity of this Bond) by check mailed to the address of the registered owner hereof as such address shall appear in the Obligation Register of said Indenture Trustee, and provided further, that the Shipyard Owner and the registered owner hereof may enter into other arrangements as to payment in accordance with the Special Provisions of the Indenture. Prior to any sale, assignment or transfer of this Bond by the registered owner hereof in respect of which a principal payment has been made, the registered owner hereof shall either: (i) cause a proper notation of all such principal payments to be made hereon, or
          (ii) present this Bond to the Indenture Trustee so that it may make such notation. Upon redemption in whole of this Bond or upon maturity of this Bond, the principal, premium, if any, and interest due thereon shall be paid by check to the address of the registered owner hereof as such address shall appear in the Obligation Register, subject to the provisions of the Special Provisions of the Indenture concerning home office payment, only upon surrender of this Bond, by mail or other means, to the Indenture Trustee at the office of the Indenture Trustee set forth in the Special Provisions of the Indenture.

               This Bond is one of an issue of bonds of the Shipyard Owner of $17,780,000 aggregate principal amount of sinking fund bonds, designated as its "United States Government Guaranteed Shipyard Financing Bonds, 2010 Series", all issued under a Trust Indenture dated as of February 9, 1995 (said Trust Indenture, as the same may be amended, modified or supplemented from time to time as permitted thereunder, herein called the "Indenture"), between the Shipyard Owner and Chemical Bank, a New York corporation, as Indenture Trustee (said Indenture Trustee, and its successor as defined in the Indenture, herein called the "Indenture Trustee") to aid in financing the cost of the construction by the Shipyard Owner of the Shipyard Project (as defined in the Indenture). Reference is hereby made to the Indenture for a definition of certain terms used herein and a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Shipyard Owner and the Indenture Trustee and the rights and limitations of rights of the Holders of the Bonds.

               In accordance with the terms of an Authorization Agreement dated as of February 9, 1995 (herein the "Authorization Agreement"), between the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (herein called the "Secretary") and the Indenture Trustee and by endorsement of the guarantee of the
          United States of America (herein collectively called the "Guarantees") on each of the Bonds and the authentication and delivery of the Guarantees by the Indenture Trustee, all pursuant to Title XI of the Merchant Marine Act, 1936, as amended and in effect on February 9, 1995 (herein called the "Act"), the Bonds are guaranteed by the United States of America as provided in the Authorization Agreement and in the Guarantees endorsed thereon. Reference is hereby made to the Authorization Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Secretary and the Indenture Trustee and the rights and limitations of rights of the Holders of the Bonds.

               Section 1103(d) of Title XI of the Act provides that:

                         "The full faith and credit of the United
                    States is pledged to the payment of all guarantees made under this title with respect to both principal and interest, including interest, as may be provided for in the guarantee, accruing between the date of default under a guaranteed obligation and the payment in full of the guarantee."

               If an Indenture Default (defined in Section 6.01 of Exhibit 1 to the Indenture as a Payment Default or the giving of a Secretary's Notice) shall have occurred and be continuing, the Indenture Trustee, as provided in the Indenture, shall, not later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the Guarantees, whereupon the entire unpaid principal amount of the Outstanding Bonds and all unpaid interest thereon shall become due and payable on the first to occur of the date which is 30 days from the date of such demand or the date on which the Secretary pays the Guarantees. If no demand for payment of the Guarantees shall have been made by the Indenture Trustee on or before the 30th day following an Indenture Default, the Holder of any Outstanding Bond may, in the manner provided in the Indenture, make such demand in place of the Indenture Trustee. In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary, as provided in the Authorization Agreement, will publish notice in the authorized newspapers, which shall include "The Wall Street Journal" (all editions) and "The Journal of Commerce" , of the occurrence of such Indenture Default within 30 days from the date of such Indenture Default unless demand for payment under the Guarantees shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee or any Holder of a Bond in respect of such Indenture Default.

               Within 30 days from the date of any demand for payment of the Guarantees, the Secretary shall pay to the Indenture Trustee, as agent and attorney-in-fact for the Holders of the Outstanding Bonds (including this Bond), all the unpaid interest to the date of such payment on, and the unpaid balance of the principal of such Bonds in full, in cash; provided that, in the case of a demand made as a result of a Payment Default, the Secretary shall not be required to make any such payment if within such 30-day period (and prior to any payment of the Guarantees by the Secretary) the Secretary finds either that there was no Payment Default or that such Payment Default was remedied prior to the demand for payment of the Guarantees, in which event the Guarantees shall continue in full force and effect.

               The Holder of this Bond, by the purchase and acceptance hereof, hereby irrevocably appoints the Indenture Trustee and each other Holder of any Outstanding Bond as agent and attorney-in-fact for the purpose of making any demand for payment of the

          Guarantees and (in the case of the Indenture Trustee) of receiving and distributing such payment; provided that no action or failure to act by the Indenture Trustee shall affect the right of the Holder of this Bond to take any action whatsoever permitted by law and not in violation of the terms of this Bond or of the Indenture.

               In the event of (a) a default, continued for 25 days, in the payment of the principal of or interest on the Bonds (including this Bond) when due or (b) any default under a mortgage, loan agreement or other security agreement between the Secretary, the Shipyard Owner and any other parties (including the expiration of all notice and cure periods provided for thereunder), the Secretary shall have the right to and may, in its discretion by written notice given to the Indenture Trustee on or after said 25-day period or after such default but prior to receipt by the Secretary of a demand in accordance with the Indenture for payment under the Guarantees, assume all of the rights and obligations of the Shipyard Owner under the Indenture and the Bonds and, if such default relates to the payment of the principal of and interest on the Bonds, make all payments then in default under the Bonds.

               Any amount payable by the Secretary under the Guarantees shall not be subject to any claim or defense of the United States of America, the Secretary, or others, whether by way of counterclaim, set-off, reduction or otherwise. Further, the Holder of this Bond shall have no right, title or interest in any collateral or security given by the Shipyard Owner to the Secretary.

               After payment of the Guarantees by the Secretary to the Indenture Trustee, this Bond (1) if it has not then been surrendered for cancellation or cancelled, shall represent only the right to receive payment in cash of an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payments to the Holder of this Bond) equal to the unpaid principal amount hereof and the unpaid interest accrued hereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee, (2) shall otherwise no longer constitute or represent an obligation of the Shipyard Owner, and (3) shall not be entitled to any other rights or benefits provided in the Indenture, subject to Section 6.08 of the Indenture.

               The Bonds (including this Bond) may be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Shipyard Owner, at any time or from time to time upon at least 30 and not more than 60 days' prior notice to the registered holders thereof given as provided in the Indenture, at a redemption price equal to 100% of the principal amount hereof, plus the Make-Whole Amount (as defined in the Indenture) determined for the Redemption Date with respect to the principal amount to be redeemed, together with the interest accrued thereon to the date fixed for redemption.

               The Bonds (including this Bond) are also subject to redemption, upon the terms and conditions provided in the Indenture and upon like notice, through the operation of a mandatory sinking fund providing for the redemption on March 31, 1996, and on each September 30 and March 31 thereafter to and including March 31, 2010, at 100% of the principal amount thereof plus interest accrued thereon to such date, of a principal amount of such Bonds equal to $593,000 and on September 30, 2010, the entire unpaid principal amount of the Outstanding Bonds shall be paid in full, together with all interest accrued thereon to such date, provided, however, that notwithstanding the foregoing provisions of this paragraph, that in case the principal amount of Outstanding Bonds shall be reduced by reason of any redemption described in the next succeeding paragraph, the principal amount of Bonds to be redeemed through the operation of the mandatory sinking fund on each subsequent mandatory sinking fund redemption date shall be subject to reduction as provided in the Indenture. In lieu of making all or any part of any such mandatory sinking fund redemption, the Shipyard Owner may, at its option, receive credit for Bonds (not previously credited against a mandatory sinking fund payment or which the Shipyard Owner has advised the Indenture Trustee have been credited with respect to a determination by the Secretary as to whether or not the principal amount of Outstanding Obligations exceeds 87.5% of the depreciated actual cost or actual cost, as the case may be, of the Shipyard Project, as determined by the Secretary under Section [1112(b)] of the Act) (i) redeemed pursuant to the optional sinking fund redemption provided for in the last sentence of this paragraph, (ii) redeemed by the Shipyard Owner pursuant to the optional redemption at a premium referred to above, or (iii) purchased or acquired by the Shipyard Owner otherwise than by redemption. Bonds so credited shall be credited by the Indenture Trustee at 100% of the principal amount thereof. In addition to any such mandatory sinking fund redemption, the Shipyard Owner may, at its option, redeem on the due date of any such mandatory sinking fund redemption, at 100% of the principal amount thereof, plus the Make-Whole Amount determined for the mandatory sinking fund Redemption Date with respect to the additional principal amount to be redeemed, together with interest accrued thereon to such date, an additional principal amount of Bonds up to the principal amount of Bonds required to be redeemed pursuant to such mandatory sinking fund requirement on such date and before any credit pursuant to the preceding sentence; provided that the right to make any such optional sinking fund redemption shall not be cumulative.

               The   Bonds  (including  this  Bond)  are  also  subject  to
          redemption, upon the terms and conditions provided in the Indenture, in whole or in part, at 100% of the principal amount thereof plus interest accrued thereon to the date of redemption, upon at least 30 and not more than 60 days prior notice to the registered holders thereof (a) in the event that Bonds must be redeemed so that the principal amount of all Obligations Outstanding after such redemption will not exceed 87.5% of the depreciated actual cost or actual cost, as the case may be, of the Shipyard Project, as determined by the Secretary, (b) in the event of an actual, constructive, agreed or compromised total loss of, requisition of title to, or seizure or forfeiture of, the Shipyard Project, or condemnation thereof, (c) in the event the Shipyard Project is not substantially completed by March 31, 1996, or (d) in the event that, after an assumption by the Secretary of the Bonds, a purchaser of the Shipyard Project from the Secretary does not assume all the rights and obligations of the Shipyard Owner under the Indenture relating to the Shipyard Project.

               The Bonds (including this Bond) may also be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Secretary, at any time following an assumption of the Bonds and the Indenture by the Secretary and prior to any sale of the Shipyard Project to a purchaser which assumes the Shipyard Owner's rights and obligations under the Bonds and the Indenture, upon at least 30 and not more than 60 days' prior notice to the registered holders thereof given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount to be redeemed plus interest accrued to the date fixed for redemption.

               Any optional redemption shall be subject to the receipt of the redemption moneys by the Indenture Trustee or any Paying Agent. Bonds called for redemption shall (unless the Shipyard Owner shall default in the payment of such Bonds at the applicable redemption price plus accrued interest) cease to bear interest on and after the date fixed for redemption.

               As provided in and subject to Section 10.04 of the Indenture and to the extent permitted thereby, compliance by the Shipyard Owner with any of the terms of the Indenture may be waived, and the Indenture and the rights and obligations of the Shipyard Owner and the rights of the Holders of the Bonds (including this Bond) thereunder may be modified, at any time with the prior consent of the Secretary and, except as otherwise expressly provided in the Indenture, the consent of the Holders of at least 60% in principal amount of the Outstanding Bonds affected thereby in the manner and subject to the limitations set forth in the Indenture; provided that no such waiver or modification shall (1) without the consent of the Holder of each Bond affected thereby:
          (a) change the Stated Maturity or reduce the principal amount of any Bond, (b) extend the time of payment of, or reduce the rate of, interest thereon, (c) change the due date of or reduce the amount of any sinking fund payment, (d) reduce any premium payable upon the redemption thereof, or (e) change the coin or currency in which any Bond or the interest thereon is payable; or
          (2) without the consent of all Holders of Bonds: (v) terminate or modify any of the Guarantees or the obligations of the United States of America thereunder, (w) reduce the amount of any of the Guarantees, (x) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees, (y) eliminate or reduce the eligibility requirements of the Indenture Trustee, or (z) reduce the percentage of principal amount of Bonds the consent of whose Holders is required for any such modification or waiver.

               The Indenture provides that the Bonds (including this Bond) shall no longer be entitled to any benefit provided therein if the Bonds shall have become due and payable at Maturity (whether by redemption or otherwise) and funds sufficient for the payment thereof (including interest to the date fixed for such payment, together with any premium thereon) and available for such payment
          (1) shall be held by the Indenture Trustee or any Paying Agent, or (2) shall have been so held and shall thereafter have been paid to the Shipyard Owner after having been unclaimed for 6 years after the date of maturity thereof (whether by redemption or otherwise) or the date of payment of the Guarantees, except for the right, if any, of the Holder to receive payment from the Shipyard Owner of any amounts paid to the Shipyard Owner as provided in (2) above with respect to this Bond, all subject, however, to the provisions of Section 6.08 of Exhibit 1 to the Indenture.

               This Bond is transferable by the registered Holder or by his duly authorized attorney, at the Corporate Trust Office of the Indenture Trustee, upon surrender or cancellation of this Bond, accompanied by an instrument of transfer in form satisfactory to the Shipyard Owner and the Indenture Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon a new, fully registered Bond or Bonds of like series and maturity for the same aggregate principal amount will be issued to the transferee in exchange therefor, each in the principal amount of $250,000 or any whole multiple of $1000 in excess of $250,000 subject to the provisions of the Indenture. The Indenture provides that the Shipyard Owner shall not be required to make transfers or exchanges of (1) Bonds for a period of 15 days immediately prior to an interest payment date or (2) Bonds after demand for payment of the Guarantees and prior to payment thereof or rescission of such demand as provided in
          Section 6.02(a) of Exhibit 1 to the Indenture or (3) any Bond which has been selected for redemption in whole or in part.

               The Shipyard Owner, the Secretary, the Indenture Trustee and any office or agency for the payment of Bonds may deem and treat the person in whose name this Bond is registered as the absolute owner thereof for all purposes, and neither the Shipyard Owner, the Secretary, the Indenture Trustee, nor any such office or agency shall be affected by any notice to the contrary, whether this Bond shall be past due or not.

               No recourse shall be had for the payment of principal of, or the interest or premium (if any) on, this Bond, or for any claim based hereon or on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Shipyard Owner or of any successor corporation, as such, either directly or through the Shipyard Owner or any such successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, all such liability being expressly waived and released by the acceptance of this Bond and by the terms of the Indenture.

               Neither this Bond nor the Guarantee endorsed hereon shall be valid or become obligatory for any purpose until the Indenture Trustee shall have fully signed the authentication certificate endorsed hereon.

               IN WITNESS WHEREOF, the Shipyard Owner has caused this Bond to be duly executed by the manual or facsimile signatures of its duly authorized officers under its corporate seal or facsimile thereof.


          Dated as of February 9, 1995  AVONDALE INDUSTRIES, INC.


                                        BY:
                                            ----------------------
                                            Thomas M. Kitchen, Vice
                                             President, Chief Financial
                                             Officer and Secretary
          (SEAL)

          Attest:


          ___________________________________
          Bruce L. Hicks, Assistant Secretary




                      GUARANTEE OF THE UNITED STATES OF AMERICA


               The United States of America, represented  by  the Secretary of Transportation, acting by and through the Maritime Administrator, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, hereby guarantees to the holder of the within Bond, upon demand of the holder or his agent, payment of the unpaid interest on, and the unpaid balance of the principal of, such Bond, including interest accruing between the date of default under such Bond and the payment in full of this Guarantee. The full faith and credit of the United States of America is pledged to the payment of this Guarantee. The validity of this Guarantee is incontestable in the hands of any holder of such Bond. Payment of this Guarantee will be made in accordance with the provisions of such Bond.

                                        UNITED STATES OF AMERICA
                                        SECRETARY OF TRANSPORTATION
          (SEAL OF THE DEPARTMENT
               OF TRANSPORTATION)

                                             BY:
                                                -------------------
                                             Maritime Administrator

                         TRUSTEE'S AUTHENTICATION CERTIFICATE


               This is one of the Bonds described in the Indenture and the foregoing Guarantee is one of the Guarantees described in the Authorization Agreement.


                                        CHEMICAL BANK
                                                  Indenture Trustee



                                        BY:_______________________________
                                             Authorized Officer


                           PAYMENTS ON ACCOUNT OF PRINCIPAL


                         Amount of        Balance of          Authorized
          Payment Date   Principal Paid   Principal Unpaid    Signature
          ------------   --------------   ----------------    -----------